Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202290-02 on Form S-3 of our report dated February 22, 2018, relating to the consolidated financial statements and financial statement schedule of LG&E and KU Energy LLC and subsidiaries appearing in this Annual Report on Form 10-K of LG&E and KU Energy LLC for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

February 22, 2018